UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM 8-K
_________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2023

_________________________________
ALBEMARLE CORPORATION
(Exact name of registrant as specified in charter)
_________________________________

Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (980) 299-5700
Not applicable
(Former name or former address, if changed since last report.)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, $.01 Par Value	ALB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

Amendment of Terms of MARBL Joint Venture

As reported in the Current Report on Form 8-K filed by Albemarle Corporation (“Albemarle”) on February 27, 2023 (the “February Form 8-K”), Albemarle, Albemarle Wodgina Pty Ltd, a wholly owned subsidiary of Albemarle (“AWPL”), Albemarle U.S., Inc., another wholly owned subsidiary of Albemarle (“Albemarle US”), Mineral Resources Limited (“MRL”), and Wodgina Lithium Pty Ltd, a wholly owned subsidiary of MRL (“WLPL”), entered into an Implementation Agreement, dated February 22, 2023 (the “Implementation Agreement”), and certain related agreements, to restructure the existing unincorporated joint venture between AWPL and WLPL (the “MARBL Joint Venture”).

On July 19, 2023, Albemarle, AWPL, Albemarle US, MRL, and WLPL agreed to amend the Implementation Agreement and certain related agreements. Under the amended Implementation Agreement, the MARBL Joint Venture:

•will be limited to the Wodgina hard rock lithium mine project in Western Australia (the “Wodgina Project”), and will only be a joint venture for the exploration, development, mining, processing, and production of lithium and other minerals from the Wodgina Project, that will be 50% owned by Albemarle (through AWPL) and 50% owned by MRL (through WLPL) following closing, and

•will no longer apply to the two lithium hydroxide conversion trains in Kemerton, Western Australia (the “Kemerton Assets”), with the Kemerton Assets to be 100% owned by Albemarle (through AWPL) following closing.

Pursuant to amended Sale and Purchase Agreements entered into by AWPL, Albemarle, WLPL, and MRL, AWPL will still sell to WLPL a 10% ownership interest in the Wodgina Project, resulting in the ownership by each of AWPL and WLPL of a 50% interest in the Wodgina Project. In addition, pursuant to such Sale and Purchase Agreements, WLPL will still sell to AWPL a 25% ownership interest in the Kemerton Assets. The transfers of the ownership interests in the Wodgina Project and Kemerton Assets are in exchange for and will be set off against each other. Additionally, pursuant to a separate Sale and Purchase Agreement, WLPL will sell to AWPL an additional 15% ownership interest in the Kemerton Assets. As a result of the transactions contemplated by the Sale and Purchase Agreements, AWPL will own a 100% interest in the Kemerton Assets.

The consideration payable pursuant to the Sale and Purchase Agreements is subject to certain adjustments to make AWPL’s and WLPL’s revised share (reflective of the new ownership interests) of revenues and expenses of the Wodgina Project and Kemerton Assets effective from April 1, 2022. Albemarle estimates the aggregate of such adjustments and the net consideration payable for the additional 15% ownership interest in the Kemerton Assets will result in a payment from Albemarle or one of its subsidiaries to WLPL of between approximately $380 million and $400 million. Albemarle expects the transactions contemplated by the Sale and Purchase Agreements (the “Sale and Purchase Transactions”) to be consummated during the fourth quarter of 2023 subject to receipt of regulatory approval in Australia.

Upon closing of the Sale and Purchase Transactions, each of AWPL and WLPL will be entitled to 50% of all minerals (other than iron ore and tantalum) recovered from the tenements and produced by the MARBL Joint Venture. In accordance with the MARBL Joint Venture Agreement (the “MARBL JVA”), each of AWPL and WLPL will be responsible for 50% of all operating costs of the MARBL Joint Venture. A wholly owned subsidiary of MRL, Wodgina Lithium Project Services Pty Ltd, will serve as mine operator for the Wodgina Project under a separate mine operations agreement.

Pursuant to the MARBL JVA, the MARBL Joint Venture will be managed by a manager entity in which each of AWPL and WLPL will own 50% of the share capital (the “Wodgina Manager”), with oversight by a management committee comprised of equal numbers of representatives from each of AWPL and WLPL (for so long as they each retain a 50% interest in the MARBL Joint Venture). The management committee will be required to approve key decisions regarding the Wodgina Project, including with respect to expansions, business plans and budgets. For so long as each of AWPL and WLPL retains a 50% interest in the MARBL Joint Venture, decisions of the management committee must be unanimous, except in the case of matters involving conflicts of interest for one of AWPL or WLPL (or their respective affiliates), in which case the representatives of the non-conflicted member will be entitled to make the relevant decision.

In connection with the amendment to the Implementation Agreement and certain related agreements,

•AWPL and WLPL will terminate the binding term sheet for the supply by AWPL to WLPL of spodumene concentrate purchased by AWPL from Talison Lithium Australia Pty Ltd’s Greenbushes lithium operation in Western Australia for processing at the Kemerton Assets;

•AWPL, WLPL and certain of their respective affiliates will no longer enter into the Conversion Agreement, as described in the February Form 8-K, pursuant to which WLPL or its affiliates would fund certain costs and capital incurred at conversion facilities nominated by Albemarle US for processing spodumene concentrate from the Wodgina Project;

•MRL and its subsidiary and Albemarle and certain of its subsidiaries also terminated the Investment Agreement described in the February Form 8-K, such that Albemarle, through its subsidiaries, will continue to own 100% of the equity interests in Guangxi Albemarle Lithium Co., Ltd. (“Qinzhou”), which owns a plant with one operating lithium hydroxide conversion train in the Qinzhou Port Economic and Technological Development Zone in China, and Albemarle Sichuan New Materials Co., Ltd. (“Meishan”), which is constructing a plant with two lithium conversion trains in Sichuan, China;

•WLPL and an affiliate of Albemarle will enter into a transitional tolling agreement, under which an affiliate of Albemarle will continue to arrange for conversion of up to 15,000 tonnes of spodumene concentrate per month from the Wodgina Project for WLPL until June 30, 2024; and

•Albemarle US will no longer acquire the “tail” volume of lithium hydroxide produced from spodumene concentrate from the Wodgina Project (15,000 tonnes per month) that was to be sold by WLPL to Albemarle US until the end of 2024.

Termination of the Marketing Agreement, as described in the February Form 8-K, will still occur, such that each of AWPL and WLPL or their respective affiliates will separately take and market their respective shares of products from the Wodgina Project (including spodumene concentrate and lithium hydroxide or lithium carbonate produced from spodumene concentrate from the Wodgina Project), subject to a short transition period of approximately six weeks after closing of the transaction when Albemarle will continue to market WLPL’s share of products from the Wodgina Project in accordance with the existing Marketing Agreement. From closing, MRL and its affiliates will no longer have any right to lithium hydroxide or other lithium products produced at the Kemerton Assets.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements concerning Albemarle’s and its subsidiaries’ expectations, anticipations, intentions, beliefs, or strategies regarding the future, which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on assumptions that we have made as of this Current Report and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated, often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “would,” “will” and variations of such words and similar expressions. Factors that could cause actual results to differ materially from the outlook expressed or implied in any forward-looking statement include, without limitation those factors detailed in the reports Albemarle files with the SEC, including those described under “Risk Factors” in Albemarle’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the investor section of our website (investors.albemarle.com). These forward-looking statements speak only as of the date of this Current Report on Form 8-K. Albemarle assumes no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date:	July 27, 2023	By:	/s/ Kristin M. Coleman
Kristin M. Coleman
Executive Vice President, General Counsel and Corporate Secretary